Exhibit 24.01

POWER OF ATTORNEY

I, the undersigned Director and/or Officer of Loews Corporation, a Delaware corporation (the “Corporation”), hereby constitute and appoint MARC A. ALPERT, DAVID B. EDELSON and MARK S. SCHWARTZ, and each of them singly, my true and lawful attorneys-in-fact and agents with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and any amendments thereto.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 12th day of February 2019.

/s/ James S. Tisch	/s/ David B. Edelson
James S. Tisch	David B. Edelson
President, Chief Executive Officer and Director	Senior Vice President and Chief Financial Officer

/s/ Mark S. Schwartz	/s/ Ann E. Berman
Mark S. Schwartz	Ann E. Berman
Vice President and Chief Accounting Officer	Director

/s/ Joseph L. Bower	/s/ Charles D. Davidson
Joseph L. Bower	Charles D. Davidson
Director	Director

/s/ Jacob A. Frenkel
Charles M. Diker	Jacob A. Frenkel
Director	Director

/s/ Paul J. Fribourg	/s/ Walter L. Harris
Paul J. Fribourg	Walter L. Harris
Director	Director

/s/ Philip A. Laskawy	/s/ Susan P. Peters
Philip A. Laskawy	Susan P. Peters
Director	Director

/s/ Andrew H. Tisch	/s/ Jonathan M. Tisch
Andrew H. Tisch	Jonathan M. Tisch
Director	Director

/s/ Anthony Welters
Anthony Welters
Director